UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.        )

     Filed by the Registrant ☑

     Filed by a Party other than the Registrant ☐

     Check the appropriate box:

     ☐ Preliminary Proxy Statement

     ☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     ☑ Definitive Proxy Statement

     ☐ Definitive Additional Materials

     ☐ Soliciting Material Pursuant to § 240.14a-12

K-TRON INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     ☑ No fee required.

     ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     ☐ Fee paid previously with preliminary materials:

     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
VOTING AT THE MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
MATTERS CONCERNING DIRECTORS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
REPORT OF THE AUDIT COMMITTEE
AUDIT FEES AND ALL OTHER FEES
PERFORMANCE GRAPH
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
SHAREHOLDER PROPOSALS — 2006 ANNUAL MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

K-TRON INTERNATIONAL, INC.
Routes 55 and 553
P.O. Box 888
Pitman, New Jersey 08071-0888

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 13, 2005

To Our Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of K-Tron International, Inc. (the “Company”) will be held on May 13, 2005 at 9:00 a.m., local time, at the offices of the Company’s subsidiary, K-Tron (Schweiz) AG, at Lenzhardstrasse 45, Niederlenz, AG, Switzerland for the following purposes:

     (1) To elect one director to Class IV of the Board of Directors, to serve for a four-year term and until the election and qualification of his successor; and

     (2) To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 18, 2005 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. The transfer books will not be closed.

By Order of the Board of Directors, Mary E. Vaccara Secretary

April 11, 2005

YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

[LOGO]

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 13, 2005

     This Proxy Statement is being furnished to the shareholders of K-Tron International, Inc. (the “Company”) in connection with the Annual Meeting of Shareholders of the Company to be held on May 13, 2005 and any postponements or adjournments thereof (the “Annual Meeting”). This Proxy Statement and the enclosed Proxy Card are being mailed to shareholders on or about April 11, 2005.

     Execution and return of the enclosed Proxy Card are being solicited by and on behalf of the Board of Directors of the Company (the “Board”) for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company, both in person and by mail, telephone, telefax and other methods of communication.

     The Annual Report to Shareholders for the fiscal year ended January 1, 2005, including consolidated financial statements and other information with respect to the Company and its subsidiaries, is being mailed to shareholders with this Proxy Statement. Such Annual Report is not part of this Proxy Statement.

VOTING AT THE MEETING

     Only shareholders of record at the close of business on March 18, 2005 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of that date, the Company had outstanding 2,539,442 shares of Common Stock. The holders of a majority of such shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the shareholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present. Each shareholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such shareholder’s name.

     The shares of Common Stock represented by each properly executed Proxy Card will be voted at the Annual Meeting in the manner directed therein by the shareholder signing such Proxy Card. The Proxy Card provides a space for a shareholder to vote for the Board’s nominee, or to withhold authority to vote for such nominee, for election as the Company’s Class IV director. The Class IV director is to be elected by a plurality of the votes cast at the Annual Meeting. With respect to any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of the votes cast by shareholders entitled to vote thereon is required to take action, unless a greater percentage is required either by law or by the Company’s Restated Certificate of Incorporation or By-laws. In determining the number of votes cast with respect to any voting matter, only those cast “for” or “against” are included. Abstentions will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast. Accordingly, abstentions will have no effect on the vote. Similarly, where brokers submit proxies but are prohibited and thus refrain from exercising discretionary authority in voting shares on certain matters for beneficial owners who have not provided voting instructions with respect to such matters (commonly referred to as “broker non-votes”), those shares will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast as to such matters and thus will have no effect on the vote.

     If a signed Proxy Card is returned and the shareholder has given no direction regarding a voting matter, the shares will be voted with respect to that matter by the proxy agents as recommended by the Board or its Executive Committee. Execution and return of the enclosed Proxy Card will not affect a shareholder’s right to attend the Annual Meeting and vote in person. Any shareholder that executes and returns a Proxy Card has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the proxy is voted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information as of March 18, 2005 (or as of such other dates as are indicated in footnotes 6 through 9 to such table) with respect to shares of Common Stock beneficially owned by each director of the Company, by each executive officer of the Company named in the Summary Compensation Table under “Executive Compensation,” by all directors and current executive officers of the Company as a group and by each person believed by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Except as indicated below, the Company understands that the shareholders listed in such table have sole voting and investment power with respect to the shares owned by them. The number of shares in the table below includes shares issuable upon the exercise of outstanding stock options to the extent that such options are exercisable by the director, executive officer or shareholder on or within 60 days after March 18, 2005. In the case of directors and current executive officers, the information below has been provided by such persons at the request of the Company.

		Percent of
	Number of Shares	Common Stock
Name of Individual or Identity of Group	of Common Stock	Outstanding
Directors and Executive Officers:

Edward B. Cloues, II (1)(2)	243,580	9.3
Ronald R. Remick (1)(3)	32,900	1.3
Richard J. Pinola (1)	31,594	1.2
Kevin C. Bowen (1)	31,327	1.2
Lukas Guenthardt (1)	27,805	1.1
Norman Cohen (1)	14,219	*
Robert A. Engel (1)	11,500	*
Donald W. Melchiorre (4)	5,000	*
Edward T. Hurd (1)	4,500	*
John D. Whalen	0	*
All directors and current executive officers as a group (9 persons) (5)	402,425	15.0

Other 5% Shareholders:

T. Rowe Price Associates, Inc. (6)	256,323	10.1
Robert E. Robotti (7)	238,120	9.4
Heartland Advisors, Inc. (8)	194,585	7.7
Paradigm Capital Management Inc. (9)	182,850	7.2

*	Less than 1%

(1)	Includes with respect to Mr. Cloues 71,000 shares, Mr. Remick 20,000 shares, Mr. Pinola 7,000 shares, Mr. Bowen 15,000 shares, Mr. Guenthardt 15,000 shares, Mr. Cohen 1,000 shares, Mr. Engel 6,000 shares and Mr. Hurd 3,000 shares, all of which shares are subject to presently exercisable options.

(2)	Includes 59,020 shares as to which Mr. Cloues shares investment and voting power with Mrs. Jan Beebe, the beneficial owner, by power of attorney, and 1,200 shares as to which Mr. Cloues shares investment and voting power with his father, Mr. Alfred S. Cloues, Jr., the beneficial owner, also by power of attorney. Mr. Cloues does not have an economic interest in such shares, disclaims beneficial ownership of such shares and is not related to Mrs. Beebe. The business address of Mr. Cloues is c/o K-Tron International, Inc., Routes 55 and 553, P.O. Box 888, Pitman, New Jersey 08071.

(3)	Includes 4,900 shares as to which Mr. Remick shares investment and voting power with his wife.

(4)	Includes 1,000 shares as to which Mr. Melchiorre shares investment and voting power with his wife.

(5)	Includes 138,000 shares subject to presently exercisable options.

(6)	As reflected in Amendment No. 13 to Schedule 13G filed February 11, 2005. According to T. Rowe Price Associates, Inc. (“Price Associates”), it (a) is a registered investment adviser and (b) has sole dispositive power over all such shares. These shares are owned by T. Rowe Price Small-Cap Value Fund, Inc. (“Small-Cap Value Fund”), a registered investment company, as to which Price Associates serves as investment adviser with power to direct investments. According to Small-Cap Value Fund, it has sole voting power over such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, a beneficial owner of such shares. The principal address of Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202.

(7)	As reflected in Amendment No. 4 to Schedule 13G filed February 15, 2005. According to Mr. Robert E. Robotti (“Robotti”), he has shared voting power and shared dispositive power over all such shares as a result of (a) Robotti’s ownership of Robotti & Company, LLC (“Robotti & Company”), a registered broker-dealer, which beneficially holds 4,335 shares by virtue of the investment discretion Robotti & Company has over the accounts of its brokerage customers, (b) Robotti’s ownership of Robotti & Company Advisors, LLC (“Robotti Advisors”), a registered investment advisor, which beneficially holds 159,485 shares by virtue of the investment discretion Robotti Advisors has over the accounts of its advisory clients and (c) Robotti’s position as the Managing Member of the General Partner of The Ravenswood Investment Company, L.P., which owns 74,300 shares. The principal address of Mr. Robotti is c/o Robotti & Company, Incorporated, 52 Vanderbilt Avenue, New York, New York 10017-3808.

(8)	As reflected in Amendment No. 6 to Schedule 13G filed January 19, 2005. Such shares may be deemed beneficially owned by (a) Heartland Advisors, Inc. (“Heartland”), a registered investment advisor, and (b) Mr. William J. Nasgovitz, President and principal shareholder of Heartland. Mr. Nasgovitz’s position as President and his stock ownership of Heartland could be deemed as conferring upon him voting and/or investment power over the shares Heartland beneficially owns. Heartland has shared dispositive power over all such shares with Mr. Nasgovitz and shared voting power over 153,700 shares with Mr. Nasgovitz. Heartland and Mr. Nasgovitz disclaim beneficial ownership of such shares. The principal address of Heartland and Mr. Nasgovitz is 789 North Water Street, Milwaukee, Wisconsin 53202.

(9)	As reflected in Amendment No. 9 to Schedule 13G filed February 14, 2005. According to Paradigm Capital Management Inc. (“Paradigm”), it (a) is a registered investment adviser and (b) has sole voting power and sole dispositive power over all such shares. The principal address of Paradigm is Nine Elk Street, Albany, New York 12207.

Related Shareholder Matters

     The following table sets forth certain information as of the end of the Company’s fiscal year (January 1, 2005) with respect to the Company’s compensation plans under which equity securities are authorized for issuance.

Equity Compensation Plan Information

			Number of securities remaining
	Number of securities	Weighted-average	available for future issuance
	to be issued upon exercise	exercise price of	under equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	349,167	$14.66	164,919

Equity compensation plans not approved by security holders	0	$0.00	0

Total	349,167	$14.66	164,919

MATTERS CONCERNING DIRECTORS

Election of Directors

     The Board currently consists of five directors and is classified with respect to terms of office into four classes. The Class IV director elected at the Annual Meeting will serve until the 2009 annual meeting of shareholders and until such director’s successor has been elected and qualified, except in the event of such director’s earlier death, resignation or removal. The terms of office of the Class I, Class II and Class III directors will expire at the annual meetings of shareholders to be held in 2006, 2007 and 2008, respectively, upon the election and qualification of their successors.

     The Board has nominated Mr. Edward B. Cloues, II for election as the Class IV director. He is currently a director and Chairman of the Board of the Company, and he is also the Company’s Chief Executive Officer. The persons named as proxy agents in the enclosed Proxy Card intend (unless instructed otherwise by a shareholder) to vote for the election of Mr. Cloues as the Class IV director. In the event that the nominee should become unable to accept nomination or election (a circumstance that the Board does not expect), the proxy agents intend to vote for any alternate nominee designated by the Board or its Executive Committee or, in the discretion of the Board or its Executive Committee, the position may be left vacant.

     The Board unanimously recommends a vote FOR the Class IV nominee.

     Set forth below is certain information with respect to the nominee for director and each other person currently serving as a director of the Company whose term of office will continue after the Annual Meeting, including the class and term of office of each such person. This information has been provided by each director at the request of the Company.

     Class I—Director with Term Continuing until 2006

     Edward T. Hurd. Mr. Hurd has been a director since January 2002 and was reelected at the 2002 annual meeting of shareholders. Mr. Hurd is a principal in three consulting firms: Hurd Consulting, focusing on high technology business management (1996 to present); Curry & Hurd, specializing in acquisitions and divestitures and the management of distressed businesses (2001 to present); and Customer Valunomics, which evaluates customer relationships and loyalty (2000 to present). From 1996 to January 2000, he was a consultant to and Chairman of the Board of Moore Products Company. From 1990 to 1996, Mr. Hurd served as President of Honeywell Industrial, a division of Honeywell Incorporated that specialized in turnkey systems for process automation applications and distributed computer automation systems. Mr. Hurd is 66 years of age.

     Class II—Director with Term Continuing until 2007

     Robert A. Engel. Mr. Engel has been a director since May 1999 and was reelected at the 2003 annual meeting of shareholders. Since 1999, Mr. Engel has been a Managing Director and Partner of Gleacher Partners LLC, a financial advisory and investment banking firm. From 1995 to 1999, Mr. Engel was the Managing Director-Head of Mergers and Acquisitions of Gleacher NatWest Inc., a predecessor firm. From 1986 to 1995, he worked in various capacities at the investment banking firms of Gleacher & Co., Inc., C. J. Lawrence, Morgan Grenfell, Inc. and Morgan Grenfell & Co. Ltd. Mr. Engel is 41 years of age.

     Class III—Directors with Terms Continuing until 2008

     Norman Cohen. Mr. Cohen has been a director since 1974 and was most recently reelected at the 2004 annual meeting of shareholders. From 1993 to June 1999, he was Chairman and Chief Executive Officer of Creative Contracting Associates, Inc., a clothing manufacturer, and he was a consultant to Maggy London International, a clothing company, from 1999 until his retirement in June 2000. Mr. Cohen is 78 years of age.

     Richard J. Pinola. Mr. Pinola has been a director since January 1994 and was most recently reelected at the 2004 annual meeting of shareholders. From June 1992 to December 2004, he was Chief Executive Officer of Right Management Consultants, Inc. (“Right”), a publicly-held global consulting firm specializing in career transition and organizational consulting services that was acquired by Manpower Inc. in January 2004 and delisted at that time from the New York Stock Exchange. From June 1992 to January 2004, he was also a director of Right, and he was Chairman of the Board of that company from January 1994 to January 2004. Prior to joining Right, Mr. Pinola was President and Chief Operating Officer of Penn Mutual Life Insurance Company from March 1988 through September 1991 and a consultant from September 1991 until June 1992. He also is a director of BankRate, Inc. and Nobel Learning Communities, Inc. Mr. Pinola is 59 years of age.

     Class IV—Nominee for Term Continuing until 2009

     Edward B. Cloues, II. Mr. Cloues has been a director since July 1985 and was most recently reelected at the 2001 annual meeting of shareholders. He became Chairman of the Board and Chief Executive Officer of the Company on January 5, 1998. Prior to joining the Company in 1998, Mr. Cloues was a partner in the law firm of Morgan, Lewis & Bockius LLP, which is the Company’s principal outside counsel. He also is a director and non-executive Chairman of the Board of AMREP Corporation and a director of Penn Virginia Corporation and Penn Virginia Resource GP, LLC, the general partner of Penn Virginia Resource Partners, L.P. Mr. Cloues is 57 years of age.

Committees and Meetings

     The Board has an Executive Committee, an Audit Committee and a Compensation and Human Resources Committee. The members of the Compensation and Human Resources Committee also constitute the members of the two committees that administer the Company’s equity compensation plans (collectively, the “Stock Option Committee”). During fiscal year 2004, the Board held five meetings and one joint telephonic meeting with the Compensation and Human Resources Committee, the Audit Committee held nine meetings, including four telephonic meetings, the Compensation and Human Resources Committee held three meetings, including one telephonic meeting and one joint telephonic meeting with the Board, the Stock Option Committee did not meet separately from the Compensation and Human Resources Committee and the Executive Committee held one telephonic meeting. Each director attended at least 75% of the aggregate of the fiscal year 2004 meetings of the Board and of the Board committee or committees on which he served during the year. The Company had a Nominating Committee until the death of one its members in 2001; since that time, the full Board has assumed responsibility for the duties normally associated with a nominating committee. After the Nasdaq Stock Market, Inc.

(“Nasdaq”) adopted new rules and regulations in late 2003 relating to corporate governance and listing requirements, the Board reconsidered its decision not to have a formal Nominating Committee and determined that this decision was appropriate based on a number of factors, including the size of the current Board, the number of independent directors and the existing commitments of those independent directors to other Board committees. In addition, the Board determined that recommendations regarding future director nominations, including nominations as a result of vacancies, would be made by a majority of the Company’s independent directors and that the final selection would be made by the entire Board.

     The Executive Committee is empowered to exercise all powers of the Board, except action on dividends and certain other matters that cannot by law be delegated by the Board, during the periods between regular Board meetings. The primary purposes of the Audit Committee are to assist the Board in its oversight of the accounting and financial reporting processes of the Company, the audits of the financial statements of the Company and the Company’s compliance with legal and regulatory requirements; to interact directly with and evaluate the performance of the Company’s independent registered public accounting firm, including to determine whether to engage or dismiss the independent registered public accounting firm and to monitor the independent registered public accounting firm’s qualifications and independence; and to prepare the report required by the rules and regulations of the Securities and Exchange Commission to be included in the Company’s annual proxy statement. As for the Compensation and Human Resources Committee, its main purposes are to establish and periodically review the Company’s compensation philosophy and the adequacy of compensation plans and programs for executive officers and other employees; to establish compensation arrangements for executive officers and to administer compensation plans; to review the performance of executive officers and award incentive compensation and adjust compensation arrangements as appropriate based upon its assessment of such performance; to review and monitor management development and succession plans and activities; and to prepare the report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with Securities and Exchange Commission rules and regulations. The Stock Option Committee is responsible for administering the Company’s 1996 Equity Compensation Plan and another stock option plan that has expired but under which there remain outstanding stock options.

     The current members of the Executive Committee are Messrs. Cloues (Chairman) and Cohen; of the Audit Committee, Messrs. Pinola (Chairman), Engel and Hurd; of the Compensation and Human Resources Committee, Messrs. Cohen (Chairman) and Pinola; and of the Stock Option Committee, Messrs. Cohen and Pinola.

Affirmative Determination Regarding Director Independence and Other Corporate Governance Matters

     The Company operates within a comprehensive plan of corporate governance for the purpose of defining director independence, assigning Board responsibilities, setting high standards of professional and personal conduct for directors, officers and employees and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, established or provided the basis for a number of new corporate governance standards and disclosure requirements. In addition, Nasdaq also adopted changes to its corporate governance and listing requirements.

     The Board has determined that the following directors, constituting four of the Company’s five directors and thus a majority of the Board, are each an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD”): Norman Cohen, Robert A. Engel, Edward T. Hurd and Richard J. Pinola. The Board also has determined that each member of the Audit Committee, the Compensation and Human Resources Committee and the Stock Option Committee meets the independence requirements applicable to those committees as prescribed by the NASD, the Securities and Exchange Commission, the Internal Revenue Service and applicable committee charters. The Board has further determined that Messrs. Pinola and Engel, who are two of the three members of the Audit Committee, are each an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.

Statement of Corporate Ethics and Code of Business Conduct

     The Board has adopted a Statement of Corporate Ethics and Code of Business Conduct applicable to all directors, officers and employees of the Company. Violations of the Statement of Corporate Ethics and Code of Business Conduct may be reported to the Company’s Corporate Ethics Officer or, in cases involving accounting, internal accounting controls or auditing matters, to the Chairperson of the Audit Committee or the Company’s Chief Executive Officer. A copy of the Statement of Corporate Ethics and Code of Business Conduct can be obtained from our Internet web site at http://www.ktron.com, without charge.

Standard Compensation Arrangements

     Directors who are not employees of the Company receive an annual retainer of $15,000, a $2,000 annual retainer for each membership on the Audit Committee and the Compensation and Human Resources Committee, a $1,000 annual retainer for membership on the Executive Committee, $1,000 for each Board meeting attended and $750 for each Executive Committee meeting attended provided that, in the case of an Executive Committee meeting, such meeting either requires substantial preparation or lasts for two hours or more. In addition, the Chairperson of the Audit Committee and the Chairperson of the Compensation and Human Resources Committee are each paid an additional $1,500 retainer for their service in such capacities. All retainers are paid on a prorated bi-monthly basis. Directors generally do not receive compensation for their participation in telephone meetings or for attendance at other committee meetings. Under the 1996 Equity Compensation Plan, non-employee directors are eligible to receive stock options and, unless the Stock Option Committee determines otherwise (which has not been the case in the past), on the date of each annual meeting of shareholders of the Company, each non-employee director receives a stock option grant to purchase 1,000 shares of Common Stock with an option price per share equal to the fair market value of a share of Common Stock on that date. Such options are fully vested on the date of grant and have a ten-year term.

Share Ownership Guideline

     Each non-employee director is required to own shares of Common Stock with a value, at the greater of cost or market, equal to $50,000. As for any newly-elected director, this requirement may be phased in over a period of time to be determined by the Board. All directors are in compliance with this guideline with the exception of Mr. Hurd, who, as of March 18, 2005, owned 1,500 shares with a market value of $45,300.

Directors’ Attendance at Annual Meeting of Shareholders

     It has been and is the policy of the Board that all directors attend the annual meeting of shareholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by such director with the Chairman of the Board. All members of the Board attended the 2004 annual meeting of shareholders.

Communication with the Board

     The Board provides a process for shareholders to send communications to the Board. Information regarding the manner in which a shareholder may communicate with the Board is included on our Internet web site at http://www.ktron.com.

Requirements for Director Nominations

     By resolution, the Board has adopted a policy regarding director nominations. Under this policy, a majority of the Company’s independent directors shall recommend for the Board’s selection a candidate or candidates, as appropriate, to be the Board’s nominee or nominees for election as a director or directors, either at an annual meeting of shareholders or to fill a vacancy. In considering candidates for nomination, the Board shall seek individuals who evidence strength of character, mature judgment and the ability to work collegially with others. Furthermore, it is the policy of the Board that it endeavor to have directors who collectively possess a broad range of skills, expertise, industry and other knowledge and business and other experience useful to the effective oversight of the Company’s business; therefore, in considering whether to nominate a person for election as a director, the independent directors and the Board will consider, among other factors, the contribution such person can make to the collective competencies of the Board based on such person’s background. In determining whether to nominate a current director for reelection, the independent directors and the Board will take into account these same criteria as well as the director’s past performance, including his or her participation in and contributions to the activities of the Board.

     The Board will also consider candidates for nomination recommended by shareholders provided that the shareholder submits the recommendation, along with the following information, to the Secretary of the Company at the principal executive offices of the Company at least 120 days before the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of shareholders: (a) the name of the candidate and the information about the individual that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission; (b) information about the relationship between the candidate and the shareholder making the recommendation; (c) the consent of the candidate to serve as a director; and (d) proof of the number of shares of the Company’s Common Stock that the shareholder making the recommendation owns and the length of time the shares have been owned.

Requirements for Advance Notification of Director Nominations

     Article Ninth of the Restated Certificate of Incorporation of the Company provides that no person may be nominated for election as a director by a shareholder at an annual or special meeting unless written notice of such shareholder’s intent to make such nomination has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company at the principal executive offices of the Company not later than (a) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Company if so elected. The Board may, in its discretion, consider nominees for the Board who are recommended by a shareholder according to the foregoing procedure, but it is not obligated to do so, and the chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with such procedure.

EXECUTIVE COMPENSATION

Compensation

     The following table and footnotes set forth certain information with respect to compensation earned during fiscal years 2004, 2003 and 2002 by (i) the Company’s chief executive officer, (ii) the Company’s four other most highly compensated executive officers and (iii) John D. Whalen, who was an executive officer during a portion of the 2004 fiscal year and would have been one of the four other most highly compensated executive officers for that year but for the fact that he was not an executive officer at the end of the year.

Summary Compensation Table

							Long-Term
							Compensation
							Awards
							Net Value
		Annual Compensation(1)					of
Name and					Other Annual		Restricted	All Other
Principal Position	Year	Salary	Bonus		Compensation (2)		Stock Grants (3)	Compensation (1)(4)
Edward B. Cloues, II	2004	$472,125	$380,000		$12,905	(7)	$172,240	$41,190
Chief Executive Officer	2003	460,125	139,000		12,334	(7)	0	41,346
and Chairman of the Board	2002	443,400	168,750		15,005	(7)	0	39,771

Kevin C. Bowen	2004	$227,000	$120,000		$319	(7)	$86,120	$24,183
Senior Vice President,	2003	221,175	40,000		308	(7)	0	17,839
Feeder Group and President	2002	213,150	51,900		319	(7)	0	20,336
and Chief Executive Officer
of K-Tron America, Inc.

John D. Whalen (5)	2004	$222,299	$92,100		$0		$0	$17,525
Chairman of the Board of	2003	252,668	68,053	(6)	0		0	14,270
Pennsylvania Crusher
Corporation

Ronald R. Remick	2004	$206,438	$109,000		$486	(7)	$86,120	$29,909
Senior Vice President,	2003	201,175	36,500		613	(7)	0	28,445
Chief Financial Officer	2002	193,875	47,200		1,111	(7)	0	24,541
and Treasurer

Donald W. Melchiorre	2004	$204,120	$107,625		$0		$86,120	$8,966
President and Chief	2003	199,992	58,823	(6)	0		0	8,976
Executive Officer of
Pennsylvania Crusher
Corporation

Lukas Guenthardt	2004	$200,563	$75,675		$164	(7)	$86,120	$18,081
Senior Vice President,	2003	195,413	23,000		142	(7)	0	28,463
Pneumatic Conveying Group	2002	188,300	45,850		155	(7)	0	14,605
and Chief Strategy Officer

(1)	The Company’s fiscal year is reported on a fifty-two/fifty-three week period. Fiscal years ended January 1, 2005, January 3, 2004 and December 29, 2002 included fifty-two weeks for 2004, fifty-three weeks for 2003 and fifty-two weeks for 2002. In order to avoid distortion, annual and all other compensation has been calculated and presented on the basis of a 365/366 day year.

(2)	In fiscal years 2004, 2003 and 2002, no executive officer named in the Summary Compensation Table received perquisites or other personal benefits, securities or property that exceeded the lesser of $50,000 or 10% of such executive officer’s salary and bonus.

(3)	The restricted stock grants referred to in this column were awarded on April 14, 2004, were comprised of 8,000 shares of restricted Common Stock to Mr. Cloues and 4,000 shares of restricted Common Stock to each of Messrs. Bowen, Remick, Melchiorre and Guenthardt and were valued based on the closing price ($21.53) of the Common Stock as quoted on the Nasdaq National Market on April 14, 2004. These shares of restricted Common Stock will vest on April 14, 2008 if the recipient’s employment by the Company or a subsidiary has not terminated for any reason before that date, and they are subject to acceleration in the event of a change of control prior to that date as defined in the Company’s 1996 Equity Compensation Plan. Dividends, if declared by the Board, will be paid on the restricted Common Stock, but to date no such dividends have been declared or paid.

(4)  The amounts disclosed in this column include:

(a) Company and subsidiary contributions under the thrift portion of Company’s 401(k) Profit-Sharing and Thrift Plan for Messrs. Cloues, Bowen, Remick and Guenthardt and under a subsidiary’s 401(k) Plan for Messrs. Whalen and Melchiorre, as follows: For fiscal year 2004 — Mr. Cloues $12,300, Mr. Bowen $12,300, Mr. Whalen $10,667, Mr. Remick $12,300, Mr. Melchiorre $8,000 and Mr. Guenthardt $12,300. For fiscal year 2003 — Mr. Cloues $12,000, Mr. Bowen $12,000, Mr. Whalen $9,333, Mr. Remick $12,000, Mr. Melchiorre $8,078 and Mr. Guenthardt $12,000. For fiscal year 2002 — Mr. Cloues $11,000, Mr. Bowen $11,000, Mr. Remick $11,000 and Mr. Guenthardt $11,000.

(b) Company and subsidiary payments for supplemental health insurance on behalf of the following executive officers: For fiscal year 2004 — Mr. Cloues $9,947, Mr. Bowen $10,548, Mr. Remick $16,090 and Mr. Guenthardt $5,216. For fiscal year 2003 — Mr. Cloues $10,710, Mr. Bowen $4,521, Mr. Remick $14,703 and Mr. Guenthardt $15,931. For fiscal year 2002 — Mr. Cloues $9,557, Mr. Bowen $8,040, Mr. Remick $11,111 and Mr. Guenthardt $3,073.

(c) Company and subsidiary payments of premiums for additional group term life insurance on behalf of the following executive officers: For fiscal year 2004 — Mr. Cloues $1,322, Mr. Bowen $490, Mr. Whalen $6,858, Mr. Remick $809, Mr. Melchiorre $966 and Mr. Guenthardt $273. For fiscal year 2003 — Mr. Cloues $1,161, Mr. Bowen $473, Mr. Whalen $4,937, Mr. Remick $1,032, Mr. Melchiorre $898 and Mr. Guenthardt $240. For fiscal year 2002 — Mr. Cloues $1,075, Mr. Bowen $451, Mr. Remick $1,720 and Mr. Guenthardt $240.

(d) Company and subsidiary payments of premiums for additional life insurance on behalf of the following executive officers: For fiscal year 2004 — Mr. Cloues $4,334, Mr. Bowen $845, Mr. Remick $710 and Mr. Guenthardt $292. For fiscal year 2003 — Mr. Cloues $3,996, Mr. Bowen $845, Mr. Remick $710 and Mr. Guenthardt $292. For fiscal year 2002 — Mr. Cloues $3,669, Mr. Bowen $845, Mr. Remick $710 and Mr. Guenthardt $292.

(e) Company payments of premiums for additional disability insurance on behalf of Mr. Cloues: For fiscal year 2004 — $13,287. For fiscal year 2003 — $13,479. For fiscal year 2002 — $14,470.

(5)	Mr. Whalen served as Chairman of the Board and Chief Executive Officer of Pennsylvania Crusher Corporation, a subsidiary of the Company, until October 4, 2004, when he ceased to be Chief Executive Officer and an executive officer of the Company although he remains an employee and Chairman of the Board of that subsidiary.

(6)	Bonuses for Messrs. Whalen and Melchiorre for 2003 included $11,203 and $13,823 awarded under a profit-sharing plan of an acquired subsidiary (Pennsylvania Crusher Corporation) that was discontinued at the end of fiscal year 2003. Excluding these awards, their bonuses for 2003 were $56,850 and $45,000.

(7)	Represents amounts reimbursed to certain executive officers for estimated income taxes incurred with respect to additional life and disability insurance purchased by them or on their behalf.

Option Grants

     There were no stock options granted to any of the executive officers named in the Summary Compensation Table above during the fiscal year ended January 1, 2005.

Option Exercises and Fiscal Year-End Values

     The following table sets forth certain information regarding stock option exercises during fiscal year 2004 by the executive officers named in the Summary Compensation Table above and the number and value of stock options held at January 1, 2005 by such executive officers.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of		Value of
			Unexercised		Unexercised In-the-
	Shares		Options at		Money Options at
	Acquired	Value	January 1, 2005		January 1, 2005 (1)
Name	on Exercise	Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Edward B. Cloues, II	12,000	$81,270	76,000	40,000	$953,800	$574,000

Kevin C. Bowen	6,500	$115,440	15,000	35,000	$126,375	$400,250

John D. Whalen	—	—	—	—	—	—

Ronald R. Remick	—	—	18,750	21,250	$184,950	$301,838

Donald W. Melchiorre	—	—	—	—	—	—

Lukas Guenthardt	11,000	$149,460	15,000	35,000	$126,375	$400,250

(1)	Based on the closing price ($26.55 per share) of the Common Stock as quoted on the Nasdaq National Market on the last trading day of the Company’s fiscal year, December 31, 2004, net of the option exercise price.

(2)	Based on the difference between the per share option exercise price and the closing price of a share of Common Stock as quoted on the Nasdaq National Market on the date of exercise, multiplied in each case by the number of shares for which the option was exercised.

Certain Employment Agreements

     Messrs. Bowen, Remick and Guenthardt were employed by the Company or a subsidiary during fiscal year 2004 under employment agreements with the Company (the “Employment Agreements”). Under the Employment Agreements, Messrs. Bowen, Remick and Guenthardt are entitled to receive an annual base salary, which may be increased from time to time, and such additional compensation, including bonus payments, as may be awarded to them. On February 23, 2004, the Compensation and Human Resources Committee of the Board (the “Compensation Committee”) approved 2.5% increases in the annual base salaries of Messrs. Bowen, Remick and Guenthardt to $228,400, $207,700 and $201,800, effective April 5, 2004, and on March 4, 2005, the Compensation Committee approved 2%, 7.2% and 2.1% increases in these annual base salaries to $233,000, $222,700 and $206,000, effective

April 4, 2005. The Company’s obligation to pay such base salaries is subject to its right to reduce them in the event reductions are generally being made for other officers of the Company or its subsidiaries holding comparable positions.

     Each of the Employment Agreements provides that either the Company or the employee may terminate the employment term thereunder upon not less than one year’s prior written notice. Such employment terms are also subject to termination by reason of the employee’s death or disability or by the Board at any time for “cause” as specified in the Employment Agreements. In addition, the Company has the right to terminate any of Messrs. Bowen, Remick or Guenthardt at any time without cause by paying him a lump sum amount equal to 100% of his then-annual base salary or, if the previously described one-year notice of termination has already been given by the Company to him, the portion thereof relating to the balance of his employment term.

     Mr. Cloues was employed by the Company during fiscal year 2004 under an employment agreement with the Company pursuant to which he served as the Company’s Chairman of the Board and Chief Executive Officer. Upon the recommendation of the Compensation Committee, the Board approved a 2.5% increase in Mr. Cloues’ annual base salary to $475,000, effective April 5, 2004, and on March 4, 2005, the Compensation Committee approved an additional 2% increase to $484,500, effective April 4, 2005.

     Mr. Cloues’ employment agreement provides that he can terminate the agreement upon not less than 90 days’ prior written notice. The Company may terminate the employment term without cause upon not less than 30 days’ prior written notice to Mr. Cloues, in which case Mr. Cloues would be entitled to a lump sum payment equal to 200% of his then-annual base salary. Mr. Cloues’ employment term is also subject to termination by reason of his death or disability or by the Board at any time for “cause” as specified in his employment agreement. In addition, Mr. Cloues’ employment agreement includes provisions relating to a termination of employment upon a “change of control” (as specified in his employment agreement). These provisions apply to a termination of employment upon or within one year after a “change of control” which, if such termination was initiated by the Company or any successor thereto, was for any reason other than death, disability or “cause” or which, if such termination was initiated by Mr. Cloues, was at his sole discretion without regard to reason. In the event of the termination of employment of Mr. Cloues upon a “change of control” under any of these circumstances, his employment agreement provides that, subject to certain limitations, the Company would pay him (a) an amount equal to three times his annual base salary in effect either immediately prior to the termination of employment or immediately prior to the “change of control,” whichever is higher, and (b) unless Mr. Cloues notifies the Company in writing that he intends to retain his options, an amount equal to the spread (the excess of market value over exercise price) on any stock options then held by him, whether or not such options were exercisable at the date of termination.

REPORT OF THE COMPENSATION
AND HUMAN RESOURCES COMMITTEE

     The Compensation and Human Resources Committee (the “Compensation Committee”) operates pursuant to a formal written charter that was approved and adopted by the Board on March 12, 2004 and complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers.

     As members of the Compensation Committee, it is our responsibility to carry out the purposes of the Compensation Committee as more fully described on page 6 of this Proxy Statement under the caption “Matters Concerning Directors – Committees and Meetings” and in the charter referred to above that is included on the Company’s Internet web site at http://www.ktron.com. In particular, it is our duty to establish annual base salary amounts and annual and long-term incentive awards for the executive officers of the Company and, in this regard, we also constitute the committee (the “Stock Option Committee”) that administers the Company’s equity compensation plans, including the granting of stock options, stock appreciation rights and restricted stock to officers and other employees of the Company. In fulfilling these responsibilities and duties, it is the Compensation Committee’s goal to have a policy that will enable the Company to attract, retain and reward senior officers who contribute to both its short-term and long-term success. The two members of the Compensation Committee meet the independence requirements applicable to compensation committees generally as prescribed by the National

Association of Securities Dealers, the Securities and Exchange Commission and the Internal Revenue Service and also as set forth in the Compensation Committee’s charter.

     The Company’s compensation policy for executive officers is to pay competitively and to be fair and equitable in the administration of pay. This is the same policy applicable to all employees of the Company. The Company seeks to balance the compensation paid to a particular individual with the compensation paid to other executives holding comparable positions both inside the Company and at other similar companies.

     The decisions of the Compensation Committee regarding salaries of the executive officers are subjective and not based on any list of specific criteria. On February 23, 2004, as reported by the Compensation Committee in last year’s Proxy Statement, the Committee accepted the Chief Executive Officer’s recommendation that the annual base salaries of Messrs. Bowen, Remick, Melchiorre and Guenthardt be increased by approximately 2.5% each, effective April 5, 2004. The Chief Executive Officer’s recommendation to increase the annual base salaries of these executive officers was based upon his assessment of their contributions to the Company during fiscal year 2003. At the same time, the Compensation Committee recommended to the Board a salary increase of approximately 2.5% for Mr. Cloues, the Company’s Chief Executive Officer, also to take effect on April 5, 2004, which increase was subsequently approved by the Board. The recommendation of the Compensation Committee to increase the annual base salary of Mr. Cloues was based on a variety of factors, including the Company’s improved consolidated financial performance in fiscal year 2003, the above average increase in its share price for the year, the successful integration of the January 2, 2003 Pennsylvania Crusher acquisition and the completion of the globalization of the K-Tron Feeder Group. Following these April 5, 2004 increases, Mr. Cloues’ annual base salary was $475,000, and the annual base salaries of Messrs. Bowen, Remick, Melchiorre and Guenthardt were $228,400, $207,700, $205,000 and $201,800.

     In the first quarter of fiscal year 2005, the Compensation Committee accepted the Chief Executive Officer’s recommendation and approved increases in the annual base salaries of Messrs. Bowen, Remick, Melchiorre and Guenthardt of approximately 2%, 7.2%, 7.3% and 2.1%, effective April 4, 2005, to $233,000, $222,700, $220,000 and $206,000. At the same time, the Compensation Committee also approved a 2% increase in Mr. Cloues’ annual base salary to $484,500, also effective April 4, 2005. The factors that the Compensation Committee took into account in approving the Chief Executive Officer’s salary increase as of April 4, 2005 were the same as those described below that were the basis for Mr. Cloues’ bonus for fiscal year 2004.

     In addition to granting salary increases in 2005, on March 4, 2005 the Compensation Committee also approved the payment of annual cash incentive awards for 2004 to the executive officers, including the Chief Executive Officer. These awards were made pursuant to bonus guidelines used in the preparation of the Company’s budget for 2004. Although the budget was approved by the Board of Directors, including both members of the Committee, the Committee retained full discretion to make such specific incentive bonus awards, if any, as it deemed appropriate, after the end of the year. The awards made were based on the Company’s achievement of its earnings per share target for 2004, the amount of pre-tax income generated by the Company in excess of what was necessary to achieve that earnings per share target and the assessed contribution of each executive to the Company’s success. As a starting point, the Committee considered the target bonus for each executive used in the 2004 budget, which was the same target bonus used for the past several years. This target was 50% of base salary for Mr. Cloues, the Company’s Chief Executive Officer, and 30% of base salary for the other executive officers, but the annual incentive award for any executive may be more or less than the applicable target, depending on the Company’s financial performance, the Committee’s assessment of the executive’s contribution and such other factors as the Committee may choose to consider.

     Mr. Cloues, the Company’s Chief Executive Officer, was awarded a $380,000 bonus for fiscal year 2004, which was equal to 80% of his annual base salary at the end of the year. In determining Mr. Cloues’ bonus, the Compensation Committee noted in particular his leadership of the Company in 2004, the achievement of record earnings per share, the substantial increase in cash and reduction in debt during the year and several other specific financial accomplishments. The bonus awards made to the four other executive officers were recommended by Mr. Cloues, based on his assessment of their contributions to the Company in fiscal year 2004. For Messrs. Bowen, Remick, Melchiorre and Guenthardt, their bonuses for fiscal year 2004 equaled approximately 52.5%, 52.5%, 52.5% and 37.5% of each of their annual base salaries at the end of fiscal year 2004.

     As stated above, the members of the Compensation Committee also serve as the members of the Stock Option Committee that administers the 1996 Equity Compensation Plan under which grants of stock options, stock appreciation rights and restricted stock may be made. The purpose of such grants is to provide an additional incentive to key employees to work to maximize shareholder value, and vesting periods may be utilized to encourage such employees to remain with the Company. Such grants are entirely at the discretion of the Stock Option Committee, including their timing, the recipients thereof and the number of shares underlying any particular grant. No stock options or stock appreciation rights were granted to any executive officer, including the Chief Executive Officer, in 2004, but on April 14, 2004 the Compensation Committee granted Messrs. Cloues, Bowen, Remick, Melchiorre and Guenthardt 8,000, 4,000, 4,000, 4,000 and 4,000 shares of restricted Common Stock. Each of these grants of restricted Common Stock will vest on April 14, 2008 if the recipient’s employment by the Company or a subsidiary has not terminated for any reason before that date, and they are subject to acceleration in the event of a change of control prior to that date as defined in the Company’s 1996 Equity Compensation Plan. These restricted stock grants to the executive officers, including the Chief Executive Officer, were made to provide a long-term incentive to these key employees and to more closely align their interests with those of the Company’s shareholders.

     In summary, we believe that the combination of salary, bonus and restricted stock received by each of the executive officers for fiscal year 2004 was reasonable in view of that executive’s duties and responsibilities and his past and anticipated future contributions to the Company.

Date: March 28, 2005	Norman Cohen, Chairperson
Richard J. Pinola

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee operates pursuant to a formal written charter that was most recently approved and adopted by the Board on March 12, 2004 and complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers (the “NASD”).

     In accordance with that charter and the independence criteria prescribed by applicable law and the rules and regulations of the Securities and Exchange Commission for audit committee membership, all of the members of the Audit Committee are independent directors as defined in NASD Marketplace Rule 4200(a)(15). Each Audit Committee member meets the NASD’s financial knowledge requirements, and Messrs. Pinola and Engel, each of whom has been designated by the Board as an “audit committee financial expert” pursuant to the rules of the Securities and Exchange Commission, meet the NASD’s professional experience requirements as well.

     The purposes of the Audit Committee are described on page 6 of this Proxy Statement under the caption “Matters Concerning Directors – Committees and Meetings” and in the charter of the Audit Committee that is included on the Company’s Internet web site at http://www.ktron.com. In particular, it is our duty to review the accounting and financial reporting processes of the Company on behalf of the Board. In fulfilling our responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements to be contained in the Company’s annual report on Form 10-K for the fiscal year ended January 1, 2005 with the Company’s management and also with Grant Thornton LLP, the Company’s independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     The Audit Committee has also discussed with Grant Thornton LLP the matters that are required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61, as amended. Furthermore, the Audit Committee has received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board Standard No. 1

(independence discussions with audit committees), and has considered with Grant Thornton LLP the compatibility of the provision by that firm of non-audit services to the Company with the requirement of auditor independence.

     In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s earnings releases before issuance and the annual report on Form 10-K prior to filing with the Securities and Exchange Commission. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accountants, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States.

     In reliance on these reviews, discussions and reports, the Audit Committee has recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended January 1, 2005 for filing with the Securities and Exchange Commission.

Date: March 28, 2005	Richard J. Pinola, Chairperson
Robert A. Engel
Edward T. Hurd

AUDIT FEES AND ALL OTHER FEES

Audit Fees

     Fees billed for audit services by Grant Thornton LLP totaled approximately $225,000 for fiscal year 2004 and $137,100 for fiscal year 2003, including fees associated with the annual audits for those years, the review of the Company’s quarterly reports on Form 10-Q for the periods ended October 2, 2004, July 3, 2004, April 3, 2004 and September 27, 2003, Sarbanes-Oxley Act compliance assistance in 2004, two 401(k) plan audits in 2004 and certain statutory audits required internationally. Grant Thornton LLP served as the Company’s independent registered public accounting firm for fiscal years 2004 and 2003.

Audit-Related Fees

     There were no fees billed in fiscal year 2004 or 2003 for professional services rendered by Grant Thornton LLP for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements and not included in the audit fees for fiscal year 2004 or 2003 disclosed above.

Tax Fees

     Fees billed in the fiscal year 2004 for professional services rendered by Grant Thornton LLP for tax services, including tax compliance, tax consulting and tax planning, totaled approximately $86,000. There were no fees billed in the fiscal year 2003 by Grant Thornton LLP for tax services.

All Other Fees

     There were no fees billed in fiscal years 2004 and 2003 for professional services rendered by Grant Thornton LLP for products and services which are not disclosed above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountants

     The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has not adopted a policy for the pre-approval of services provided by the independent registered public accountants.

PERFORMANCE GRAPH

     The following line graph compares the yearly change in the cumulative total shareholder return on the Common Stock for the past five fiscal years with the cumulative total return of the Standard & Poor’s 500 Stock Index (the “S&P 500”), the Dow Jones Wilshire 5000 Industrial Machinery Subgroup, which is described more fully below (the “Wilshire 5000 Machinery Subgroup”), and a peer group of companies described more fully below (the “Old Peer Group”) which was used by the Company for purposes of the comparison in the Company’s 2004 Proxy Statement. The Company has changed the peer group performance index from that used in the Company’s 2004 Proxy Statement, which was the Old Peer Group, to the Wilshire 5000 Machinery Subgroup because the Old Peer Group has been replaced by the Dow Jones U.S. Industrial Machinery Index and the Company is not included in that index. The Company believes the Wilshire 5000 Machinery Subgroup represents a broader group of comparable companies. All of the companies in the Old Peer Group are also included in the Wilshire 5000 Machinery Subgroup. The graph below assumes that $100 was invested at the end of fiscal year 1999 in the Common Stock, the S&P 500, the Wilshire 5000 Machinery Subgroup and the Old Peer Group. Dividend reinvestment has been assumed and, with respect to companies in the Wilshire 5000 Machinery Subgroup and the Old Peer Group, the returns of such companies have been weighted at each measurement point to reflect relative stock market capitalization.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
K-TRON INTERNATIONAL, INC., STANDARD & POOR’S 500 STOCK INDEX,
DOW JONES WILSHIRE 5000 INDUSTRIAL MACHINERY SUBGROUP AND OLD PEER GROUP

ASSUMES $100 INVESTED ON DECEMBER 31, 1999
ASSUMES DIVIDENDS REINVESTED
THROUGH FISCAL YEAR ENDING JANUARY 1, 2005

	12/31/1999	12/29/2000	12/28/2001	12/27/2002	1/2/2004	12/31/2004
K-Tron International, Inc.	100.00	136.11	75.93	97.04	142.22	196.67
S&P 500	100.00	90.89	80.09	62.39	80.29	89.02
Wilshire 5000 Machinery Subgroup	100.00	90.79	100.47	95.80	131.23	156.59
Old Peer Group	100.00	122.49	135.81	109.98	135.38	160.52

     The Wilshire 5000 Machinery Subgroup is not a “published industry or line-of-business index” as that term is defined by Securities and Exchange Commission regulations. Accordingly, the Wilshire 5000 Machinery Subgroup is considered a “peer index,” and the identity of the companies used in the index is as follows: Albany International Corp. Class A, Applied Films Corp., Baldwin Technology Inc. Class A, Brush Engineered Materials Inc., Bucyrus International Inc. Class A, Circor International Inc., Clarcor Inc., Cohesant Technologies Inc., Crane Co., Delphax Technologies Inc., Dynamic Materials Corp., EnPro Industries Inc., Flow International Corp., Flowserve Corp., Gardner Denver Inc., General Bearing Corp., Gentek Inc., Global Power Equipment Group Inc., Gorman-Rupp Co., Graco Inc., Hardinge Inc., Hirsch International Corp. Class A, Hurco Companies Inc., IDEX Corp., Illinois Tool Works Inc., Ingersoll-Rand Co. Ltd. Class A, International Smart Sourcing Inc., Ionics Inc., K-Tron International, Inc., Kadant Inc., Kaydon Corp., Key Technology Inc., Lydall Inc., Met-Pro Corp., Milacron Inc., Mueller Industries Inc., NN Inc., Nordson Corp., Oilgear Co., Paragon Technologies Inc., Parker Hannifin Corp., Paul Mueller Company, Penn Engineering & Manufacturing Corp., Quipp, Inc., Riviera Tool Company, Robbins & Myers Inc., Standex International Corp., TB Woods Corp., Tecumseh Products Co. Class A, Thomas Industries Inc., Timken Co., Wolverine Tube Inc. and WSI Industries Inc.

     The Old Peer Group is not a “published industry or line-of-business index” as that term is defined by Securities and Exchange Commission regulations. Accordingly, the Old Peer Group is considered a “peer index,” and the identity of the companies used in the index is as follows: Albany International Corp. Class A, Clarcor Inc., Crane Co., Flowserve Corp., Graco Inc., IDEX Corp., Illinois Tool Works Inc., Ingersoll-Rand Co. Ltd. Class A, Ionics Inc., Kadant Inc., Kaydon Corp., Mueller Industries Inc., Nordson Corp., Parker Hannifin Corp. and Timken Co.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

     On August 13, 2003, the Audit Committee of our Board of Directors, pursuant to authority delegated to it by the Board, dismissed KPMG LLP (“KPMG”) as our independent auditors and engaged Grant Thornton LLP (“Grant Thornton”) to serve as the Company’s independent auditors for the 2003 fiscal year ending January 3, 2004. Grant Thornton audited our financial statements for fiscal years 2003 and 2004. KPMG audited our financial statements for fiscal year 2002 and had been our independent auditors since June 22, 2002.

     For the fiscal year ended December 28, 2002, KPMG’s report on our consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion, and it was not qualified or modified as to uncertainty, audit scope or accounting principles, except that it contained a separate paragraph stating, “the fiscal 2001 and fiscal 2000 consolidated financial statements and financial statement schedule of K-Tron International, Inc. and subsidiaries were audited by other auditors who have ceased operations. As described in Note 7, these consolidated financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, ‘Goodwill and Other Intangible Assets,’ which was adopted by the Company as of December 30, 2001. In our opinion, such disclosures for fiscal 2001 and fiscal 2000 in Note 7 are appropriate. However, we were not engaged to audit, review or apply any procedures to the fiscal 2001 and fiscal 2000 consolidated financial statements and financial statement schedule of K-Tron International, Inc. and subsidiaries other than with respect to such disclosures, and, accordingly, we do not express an opinion or any other form of assurance on the fiscal 2001 and fiscal 2000 consolidated financial statements taken as a whole.”

     During the fiscal year ended December 28, 2002 and through August 13, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the former auditors’ satisfaction, would have caused the former auditors to make reference to the subject matter of the disagreements in connection with their report on our consolidated financial statements for fiscal year 2002.

     We disclosed the foregoing information with respect to KPMG in a current report on Form 8-K filed August 20, 2003 and amended in a current report on Form 8-K/A filed August 25, 2003 (collectively, the “KPMG Form 8-K”). We provided KPMG with a copy of this disclosure and requested KPMG to furnish us with a letter addressed to the Securities and Exchange Commission stating whether KPMG agreed with the statements in the disclosure and, if not, stating the respects in which it did not agree. KPMG issued a letter stating that it had read the pertinent paragraphs of the KPMG Form 8-K and was in agreement with the statements contained therein, except that KPMG said that it was not in a position to agree or disagree with our statement that Grant Thornton was not engaged regarding the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on our consolidated financial statements. KPMG’s letter was filed as an exhibit to the KPMG Form 8-K.

     During the fiscal year ended December 28, 2002 and through August 13, 2003, and during the fiscal year ended December 30, 2001 and through June 22, 2002, we did not consult with Grant Thornton or KPMG, respectively, with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     Since the retention of Grant Thornton LLP on August 13, 2003, there have been no disagreements with that firm on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to that firm’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report on our financial statements for fiscal year 2003 or fiscal year 2004.

     The retention of Grant Thornton to serve as the Company’s independent registered public accounting firm for the current year has not yet been considered by the Audit Committee, but it is management’s belief that Grant Thornton will be so retained. No representative of Grant Thornton is expected to attend the Annual Meeting.

SHAREHOLDER PROPOSALS — 2006 ANNUAL MEETING

     Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with rules and regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible shareholder desires to have included in the Proxy Statement and presented at the 2006 annual meeting of shareholders (which is expected to be held on or about May 12, 2006) will be included in the Company’s proxy statement and related proxy card if it is received by the Company no later than December 11, 2005 and if it complies with Securities and Exchange Commission rules regarding inclusion of proposals in proxy statements.

     Other deadlines apply to the submission of shareholder proposals for the 2006 annual meeting that are not required to be included in the Company’s proxy statement under Securities and Exchange Commission rules. With respect to shareholder proposals relating to director nominations, see page 8 of this Proxy Statement. With respect to other shareholder proposals for the 2006 annual meeting, the deadline under regulations adopted by the Securities and Exchange Commission is February 25, 2006 (45 calendar days prior to the anniversary of the mailing date of this Proxy Statement). If a shareholder gives notice of such a proposal after this deadline, the Company’s proxy agents will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the 2006 annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that directors and certain officers of the Company, and persons who own more than ten percent of the Common Stock, file reports of ownership of Company securities and changes in ownership of Company securities with the Securities and Exchange Commission. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all filings required to be made by the Company’s Section 16(a) reporting persons during fiscal year 2004 were made on a timely basis.

OTHER MATTERS

     The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If, however, other matters properly do come before the meeting, it is the intention of the persons named as proxy agents in the enclosed Proxy Card to vote upon such matters in accordance with the recommendation of the Board or its Executive Committee.

By Order of the Board of Directors,

Mary E. Vaccara
Secretary

April 11, 2005

K-TRON INTERNATIONAL, INC.
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Norman Cohen and Richard J. Pinola, or either of them acting singly in the absence of the other, each with the power to appoint his substitute, the Proxy Agents of the undersigned to attend the Annual Meeting of Shareholders of K-Tron International, Inc. (the “Company”) to be held at the offices of the Company’s subsidiary, K-Tron (Schweiz) AG, at Lenzhardstrasse 45, Niederlenz, AG, Switzerland, on May 13, 2005, at 9:00 a.m., local time, and any postponements or adjournments thereof, and with all powers the undersigned would possess if personally present, to vote upon the following matters as indicated on the reverse side.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT USING
THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

K-TRON INTERNATIONAL, INC.

May 13, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

âPlease detach along perforated line and mail in the envelope provided.â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE FOR CLASS lV DIRECTOR.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK, AS SHOWN HERE: ☒.

1. Election of Class lV Director

NOMINEE:

☐	FOR THE NOMINEE	Edward B. Cloues, ll
☐	WITHHOLD AUTHORITY FOR THE NOMINEE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

2.	In their discretion, the Proxy Agents are authorized to vote upon such other business that may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no instruction is specified with respect to the matter to be acted upon, the shares represented by the proxy will be voted FOR the nominee for election as the Class lV director. If any other business is presented at the meeting, this proxy confers authority to vote and shall be voted in accordance with the recommendation of the Board of Directors of the Company or its Executive Committee. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the related Proxy Statement.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.

Signature of Shareholder

Date:

Signature of Shareholder

Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.